[GRAPHIC OMITTED][ORTHOFIX LOGO] [GRAPHIC OMITTED]

      For Further Information:
      ------------------------
      Charles W. Federico                           Thomas Hein
      Group President & CEO                         CFO
      Orthofix International N.V.                   Orthofix International N.V.
      704.948.2600                                  704.948.2600

               Orthofix Reports Record Sales of $71.5 Million for
                      the Third Quarter, an Increase of 39%

HUNTERSVILLE, N.C., October 28, 2004 - Orthofix International N.V. (NASDAQ:OFIX) today announced results for the third quarter and nine months ended September 30, 2004.

Sales for the third quarter ended September 30, 2004, were $71.5 million, an increase of 39% over the $51.3 million reported during the same period in 2003. Third-quarter sales included the incremental impact of Breg, Inc., which was acquired on December 30, 2003. The incremental impact of foreign currency on sales for the third quarter of 2004 was a positive $1.3 million.

Net income for the third quarter ended September 30, 2004, was $8.4 million, or $0.53 per diluted share, an increase of 55% compared to $5.4 million, or $0.37 per diluted share, for the same period in 2003, which included $1.1 million in after-tax costs related to settlement of a legal proceeding. Diluted weighted average shares outstanding were 15,953,268 and 14,882,747 during the three months ended September 30, 2004, and September 30, 2003, respectively.

For the nine months ended September 30, 2004, sales were $213.0 million, an increase of 41% over the $151.0 million reported during the same period in 2003. Sales for the nine months ended September 30, 2004, included the incremental impact of Breg, Inc., which was acquired on December 30, 2003. The positive impact of foreign currency on sales for the nine month period was $5.1 million.

Net income for the nine months ended September 30, 2004, was $24.6 million, or $1.55 per diluted share, compared with $17.9 million, or $1.22 per diluted share, for the same period in 2003. Diluted weighted average shares outstanding were 15,939,801 and 14,720,139 for the nine months ended September 30, 2004, and September 30, 2003, respectively.

The following tables display net sales by geographic destination and by business segment, net of inter-company eliminations, and by the Company's market sectors for the three and nine months ended September 30, 2004, and 2003. Orthofix provides net sales by geographic destination and market sector for information purposes only. The Company maintains its books and records by business segment.
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                                                                        Page Two

Net sales by geographic destination for the periods ended September 30, (In millions)

                  Three Months Ended September 30,        Nine Months Ended September 30, (1)
                  --------------------------------        ----------------------------------
                     2004       2003    % Increase           2004       2003     % Increase
                  ---------- ---------- ----------        ---------- ----------- -----------
Americas          $   53.4   $   35.7        50%          $   156.2  $   101.4        54%

International         18.1       15.6        16%               56.8       49.6        15%
                  ---------- ---------- ----------        ---------- ----------- -----------
Total             $   71.5   $   51.3        39%          $   213.0  $   151.0        41%
                  ========== ========== ==========        ========== =========== ===========


(1) Nine month table contains a reclass of $0.2 and $0.3 for the first and second quarter, respectively, from International to Americas.

Net sales by business segment for the periods ended September 30, (In millions)

                          Three Months Ended September 30,        Nine Months Ended September 30,
                          --------------------------------        ----------------------------------
                             2004       2003    % Increase           2004       2003     % Increase
                          ---------- ---------- ----------        ---------- ----------- -----------
Americas Orthofix         $   32.1   $   29.8         8%          $    93.0  $    86.1         8%

Americas Breg                 17.3         -          -                50.6         -          -

International Orthofix        22.1       21.5         3%               69.4       64.9         7%
                          ---------- ---------- ----------        ---------- ----------- -----------
Total                     $   71.5   $   51.3        39%          $   213.0  $   151.0        41%
                          ========== ========== ==========        ========== =========== ===========

Net sales by market sector for the periods ended September 30, (In millions)


                          Three Months Ended September 30,        Nine Months Ended September 30, (2)
                          --------------------------------        ----------------------------------
                             2004       2003    % Increase           2004       2003     % Increase
                          ---------- ---------- ----------        ---------- ----------- -----------
Orthopedic Products
-------------------
   Spine                  $   20.5   $   20.2         1%          $    60.3  $    58.9         2%
   Reconstuction              30.3       13.1       131%               89.6       37.8       137%
   Trauma                     15.7       13.3        18%               47.1       40.1        17%
                          ---------- ---------- ----------        ---------- ----------- -----------
Total Orthopedic              66.5       46.6        43%              197.0      136.8        44%

Non-Orthopedic                 5.0        4.7         6%               16.0       14.2        13%
                          ---------- ---------- ----------        ---------- ----------- -----------
Total                     $   71.5   $   51.3        39%          $   213.0  $   151.0        41%
                          ========== ========== ==========        ========== =========== ===========



(2) Nine month table contains a first quarter reclass from trauma to reconstruction of $0.4 million.


                                                                         more...

                                                                      Page Three


Charles W. Federico, President and CEO of Orthofix, commented, "We are pleased to announce a 39 percent increase in revenue and a 55 percent increase in net income for the third quarter of 2004, compared to the same quarter of the prior year. Sales of trauma products were strong, up 18 percent over the prior year in the third quarter, led by 18 percent growth of the Physio-Stim, the Company's bone growth stimulator for long-bone non-unions, and 16 percent growth in external fixation. Reconstruction products also performed well, with strength from Breg products and external fixation products for reconstruction leading the way. Sales of the AV Impulse recovered in the third quarter from second quarter levels; however, as noted last quarter, the combination of lower contract prices and a more competitive environment will result in lower quarterly AV Impulse sales when compared to prior year periods. In the Spine sector, sales of spinal stimulation products were up 2 percent over the same period of the prior year and are up 4 percent year-to-date, while Orthotrac and EZ Brace sales were both down due to reimbursement issues."

Federico went on to state, "Breg continues to perform to our expectations with revenues up 13 percent for the third quarter and 12 percent for the year-to-date.

"Gross profit margins expanded from 72.2 percent in the second quarter to 72.6 percent in the third quarter. Further, we continued to reduce our SG&A and Operating Expense ratios for the quarter, despite higher spending for the KCI litigation. This enabled us to increase operating income back above 20 percent, to 20.4 percent, for the third quarter."

Federico concluded, "We continue to remain positive about our overall 2004 results. Our long-term fundamentals are solid and we continue to build more revenue diversity and worldwide distribution power for the future."

As previously disclosed, effective September 30, 2004, the Company has successfully negotiated an amendment to its Credit Agreement that reduced the interest rate on the outstanding term loan to LIBOR plus 2.25% from the original rate of LIBOR plus 2.75%. At the same time, the Company made a voluntary prepayment of approximately $10.4 million on outstanding term loan borrowings. The prepayment is expected to enable the Company to further reduce the outstanding term loan interest rate to LIBOR plus 2.0% effective upon delivery of the Company's third quarter compliance report to the lender's administrative agent. The total interest rate reduction from LIBOR plus 2.75% to LIBOR plus 2.0% is expected to reduce annual interest expense by approximately $0.6 million over the next year.

Finally, as previously announced during the third quarter, the Company made the final payment to American Medical Electronics' shareholders under the 1995 Merger Agreement. The payment of approximately $5.6 million was fully reserved.

                                                                         more...

                                                                       Page Four

Orthofix International N.V., a diversified orthopedic products company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, reconstruction, and trauma market sectors that address the lifelong bone-and-joint health needs of patients of all ages--helping them achieve a more active and mobile lifestyle. Orthofix's products are widely distributed around the world to orthopedic surgeons and patients--via Orthofix's sales representatives, and via partnerships with other leading orthopedic product companies, such as Medtronic Sofamor Danek, Stryker Howmedica, and Kendall Healthcare. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Wake Forest University School of Medicine, the Orthopedic Research and Education Foundation, the Cleveland Clinic Foundation, Innovative Spinal Technologies and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.


FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the integration of the businesses of Orthofix and Breg, unanticipated expenditures, the final purchase price allocation, changing relationship with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy and other factors described in the most recent report on Form 10-K and other periodic reports filed by Orthofix with the Securities and Exchange Commission.


                          - Financial tables follow -

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, U.S. Dollars, in thousands, except per share and share data)

                                                                     For the three months             For the nine months
                                                                ------------------------------   ------------------------------
                                                                     ended September 30,              ended September 30,
                                                                ------------------------------   ------------------------------
                                                                     2004           2003              2004           2003
                                                                --------------  --------------   --------------  --------------
Net sales                                                       $       71,488  $       51,253   $      213,019  $      150,999
Cost of sales                                                           19,582          12,482           58,825          38,077
                                                                --------------  --------------   --------------  --------------
  Gross profit                                                          51,906          38,771          154,194         112,922
                                                                --------------  --------------   --------------  --------------

Operating expenses
  Sales and marketing                                                   24,678          20,321           76,452          57,428
  General and administrative                                             7,737           5,039           22,402          15,139
  Research and development                                               2,722           1,721            8,732           5,979
  Amortization                                                           1,609             259            4,754             656
  Litigation and settlement costs                                          562           2,605            1,266           4,731
                                                                --------------  --------------   --------------  --------------
                                                                        37,308          29,945          113,606          83,933
                                                                --------------  --------------   --------------  --------------

  Operating income                                                      14,598           8,826           40,588          28,989

Interest income/(expense)                                               (1,697)            (24)          (4,596)             54
Other income                                                               324             126              341             349
Loss in joint venture                                                     (334)           (572)            (109)         (1,175)
                                                                --------------  --------------   --------------  --------------
  Income before income tax                                              12,891           8,356           36,224          28,217

Income tax expense                                                      (4,474)         (2,914)         (11,588)        (10,328)
                                                                --------------  --------------   --------------  --------------
  Net income                                                    $        8,417  $        5,442   $       24,636  $       17,889
                                                                ==============  ==============   ==============  ==============



  Net income per common share-basic                             $         0.54  $         0.38   $         1.61  $         1.28

  Net income per common share-diluted                           $         0.53  $         0.37   $         1.55  $         1.22

Weighted average number of common                                   15,570,313      14,181,847       15,296,717       14,001,981
  shares outstanding-basic

Weighted average number of common
  shares outstanding-diluted                                        15,953,268      14,882,747       15,939,801       14,720,139

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, U.S. Dollars, in thousands)

                                                                                     As of            As of
                                                                                --------------   --------------
                                                                                 September 30,    December 31,
                                                                                --------------   --------------
                                                                                     2004             2003
                                                                                --------------   --------------
Assets
Current assets:
    Cash and cash equivalents                                                   $       38,532   $       33,559
    Trade accounts received                                                             80,801           70,690
    Inventory                                                                           31,912           30,713
    Deferred income taxes                                                                3,978            3,978
    Prepaid expenses and other                                                           8,477            8,928
                                                                                --------------   --------------
          Total current assets                                                         163,700          147,868

Securities and other investments                                                         4,366            5,775
Property, plant and equipment, net                                                      17,623           19,169
Intangible assets, net                                                                 238,216          234,123
Other long-term assets                                                                   5,656            6,244
                                                                                --------------   --------------
          Total assets                                                          $      429,561   $      413,179
                                                                                ==============   ==============


Liabilities and shareholders' equity
Current liabilities:
    Bank borrowings                                                             $        1,434   $           72
    Current portion of long-term debt                                                    9,852           11,063
    Trade accounts payable                                                               8,407           11,569
    Other current liabilities                                                           25,532           30,236
                                                                                --------------   --------------
          Total current liabilities                                                     45,225           52,940

Long-term debt                                                                          82,524           99,072
Deferred income taxes                                                                   17,402           16,642
Deferred income                                                                          2,500            2,500
Other long-term liabilities                                                                133              186
Deferred compensation                                                                    1,129            1,063
                                                                                --------------   --------------
          Total liabilities                                                            148,913          172,403
                                                                                --------------   --------------


Shareholders' equity
    Common shares                                                                        1,564            1,498
    Additional paid-in capital                                                          97,034           81,960
    Less: Treasury shares, at cost                                                          --               --
                                                                                --------------   --------------
                                                                                        98,598           83,458

    Retained earnings                                                                  172,560          147,924
    Accumulated other comprehensive income                                               9,490            9,394
                                                                                --------------   --------------
          Total shareholders' equity                                                   280,648          240,776
                                                                                --------------   --------------

          Total liabilities and shareholders' equity                            $      429,561   $      413,179
                                                                                ==============   ==============

ORTHOFIX INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, U.S. Dollars, in thousands)

                                                                            For the nine months ended September 30,
                                                                            ---------------------------------------
                                                                                     2004             2003
                                                                                --------------   --------------
Net cash provided by operating activities                                       $       19,838   $       20,897
                                                                                --------------   --------------

Cash flows from investing activities:
    Investment in subsidiaries and affiliates                                           (2,081)         (23,678)
    Capital expenditure                                                                 (9,825)          (3,608)
    Proceeds from sale of joint venture                                                  1,300                -
    Proceeds from sale of assets and marketable securities                               1,789              354
    Proceeds from settlement of distributor agreement                                      400                -
                                                                                --------------   --------------
       Net cash used in investing activities                                            (8,377)         (26,932)
                                                                                --------------   --------------


Cash flows from financing activities:
    Net repayment of loan and borrowings                                               (17,100)          (4,303)
    Proceeds from issuance of common stock                                              11,151           10,863
    Acquisition of treasury shares                                                           -           (4,372)
    Payment of debt issuance costs                                                        (532)               -
                                                                                --------------   --------------
      Net cash (used in) provided by financing activities                               (6,481)           2,188
                                                                                --------------   --------------

Effect of exchange rate changes on cash                                                     (7)             763
                                                                                --------------   --------------

Net (decrease) increase in cash and cash equivalents                                     4,973           (3,084)
Cash and cash equivalents at the beginning of the period                                33,559           48,813
                                                                                --------------   --------------
Cash and cash equivalents at the end of the period                              $       38,532   $       45,729
                                                                                --------------   --------------